UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2015

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

175 Technology Drive, Suite 150

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 17, 2015, Netlist, Inc., a Delaware corporation (the “Company”), entered into that certain Second Amendment to Loan and Security Agreement with Fortress Credit Opportunities I LP (the “Lender”), an affiliate of Fortress Investment Group LLC and successor to DBD Credit Funding LLC (the “Loan Agreement Amendment”).  The Loan Agreement Amendment amended certain terms of that certain Loan and Security Agreement, dated as of July 18, 2013, by and between the Company and the Lender, as amended (the “Loan Agreement”), which provides for certain tranched term loans and revolving loans from the Lender to the Company. Among other things, the Loan Agreement Amendment (1) removes conditions to the availability of the second tranche of term loans under the Loan Agreement (the “IP Milestone Term Loans”) which previously required the achievement by the Company of certain performance milestones relating to intellectual property matters (the “IP Monetization Milestones”) and (2) required the Lender to lend to the Company all amounts under the IP Milestone Term Loans on February 17, 2015.  In connection with the Loan Agreement Amendment, the Company paid a facility fee of $60,000 to the Lender and an amendment and restructuring fee equal to $20,000.  Pursuant to the Loan Agreement Amendment, the Company is also obligated to annually pay to the Lender a fully earned, non-refundable management and monitoring fee of $20,000.

Concurrent with the execution of the Loan Agreement Amendment, (1) the Company and Drawbridge Special Opportunities Fund LP, a Delaware limited partnership and an affiliate of the Lender (“Drawbridge”), entered into that certain First Amendment to Monetization Letter Agreement (the “Letter Agreement Amendment”) and (2) the Company issued to Drawbridge a new warrant certificate (the “New Warrant Certificate”) in replacement of the original warrant certificate (the “Original Warrant Certificate”) the Company previously issued to Drawbridge on July 18, 2013 in connection with the execution of the Loan Agreement.  The Letter Agreement Amendment amends certain terms of that certain Patent Monetization Side Letter Agreement, dated as of July 18, 2013, with Drawbridge (the “Letter Agreement”), which provides, subject to certain limitations and restrictions, that Drawbridge may be entitled to share in certain monetization revenues of the Company related to its patent portfolio (“Patent Monetization Revenues”).  The Letter Agreement Amendment (1) adds certain patents relating to the Company’s NVvaultTM product line to the patent portfolio from which Patent Monetization Revenues can be derived, (2) subject to certain limitations and restrictions, allows Drawbridge to share in Patent Monetization Revenues arising in connection with certain litigation and (3) modifies the percentages and maximum amounts that Drawbridge may be entitled to under the Letter Agreement with respect to Patent Monetization Revenues.  The New Warrant Certificate is in substantially the same form as the Original Warrant Certificate (which was cancelled in connection with the issuance of the New Warrant Certificate) other than to remove the restrictions upon exercise contained in the Original Warrant Certificate with respect to an aggregate of 659,340 shares of the Company’s Common Stock thereunder relating to the achievement by the Company of the IP Monetization Milestones and the borrowing by the Company of amounts under the IP Milestone Term Loans.

The descriptions of the Loan Agreement Amendment, Letter Agreement Amendment and New Warrant Certificate contained herein do not purport to be complete. Copies of the Loan Agreement Amendment, Letter Agreement Amendment and New Warrant Certificate will be filed with the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2015. Portions of the Letter Agreement Amendment may be omitted and filed separately with the Securities and Exchange Commission and confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, may be requested with respect to such omitted information.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On February 17, 2015, the Company issued a press release relating to the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Netlist, Inc., dated February 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Dated: February 17, 2015	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer